EXHIBIT 5.1





                                November 22, 1996



Union Electric Company
1901 Chouteau Avenue
St. Louis, Missouri  63103

Dear Sirs:

                  I refer to the proposed issue and sale by Union Electric Company (herein called the "Company") of $310,000,000 aggregate principal amount of First Mortgage Bonds (herein called the "Bonds") and Debt Securities (herein called the "Debt Securities" and, together with the Bonds, the "Securities") in one or more series at prices and on terms to be determined at the time or times of sale.

                  I understand that the Company proposes to issue and sell the Securities in accordance with the terms and provisions set forth in
Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-66116), being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Registration Statement").

                  I advise you that, in my opinion:

         1. The Company is a corporate duly organized and validly existing under the laws of the State of Missouri and is legally qualified to conduct in Illinois the business in which it is now engaged in that state.

         2. Each series of Bonds are to be issued under the Indenture of Mortgage and Deed of Trust of the Company dated June 15, 1937, as amended by supplemental indentures dated May 1, 1941, April 1, 1971, February 1, 1974, and July 7, 1980 (such indenture as so amended being herein called the "Mortgage" and being an exhibit to the Registration Statement), and under a supplemental indenture (herein called the "Supplemental Indenture"), a form of which has been filed as an exhibit to the Registration Statement. The Mortgage has been duly authorized, executed and delivered and is a valid instrument legally binding upon the Company; and a Supplemental Indenture, when duly executed and delivered, will be a valid instrument legally binding upon the Company.

         3. Upon (a) the approval of the terms of issue and sale of Bonds by the Public Service Commission of Missouri and the


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Illinois  Commerce  Commission and the recordation upon the books of the Company of the certificate of approval of the Missouri Commission, (b) the Registration Statement becoming effective under the Securities Act of 1933 and the Trust Indenture Act of 1939, (c) the approval by the Board of Directors of the Company of an increase in the bonded indebtedness of the Company, (d) the approval by the Board of Directors of the Company of a Supplemental Indenture and of the issue and sale of Bonds in accordance with a duly executed contract between the Company and the underwriters, (e) the execution of a Supplemental Indenture by the Company and by the Trustee under the Mortgage, acting by their proper officers, respectively, the delivery thereof and the filing for record of a Supplemental Indenture in the proper offices for recordation, (f) the execution of Bonds by the proper officers of the Company and authentication thereof in accordance with the provisions of the Mortgage, and (g) the delivery of Bonds and full payment therefor in accordance with such authorizations of the Board of Directors and of the above-mentioned Commissions, Bonds will be duly authorized and issued, will constitute the legal, valid and biding obligations of the Company and will be entitled to the lien of, and the benefits provided by, the Mortgage and indentures supplemental thereto.

         4. Each series of the Debt Securities are to be issued under an Indenture of the Company, as supplemented by resolutions of the Executive
Committee of the Board of Directors of the Company (such indenture, as so supplemented being herein called the "Indenture" and the forms of which indenture and resolutions are being filed as exhibits to the Registration Statement). The Indenture has been duly authorized and, when duly executed and delivered, will be a valid instrument legally binding upon the Company.

         5. Upon (a) the Registration Statement becoming effective under the Securities Act of 1933 and the Trust Indenture Act of 1939, (b) the approval by the Board of Directors of the Company, or a duly authorized committee thereof, of the issue and sale of the Debt Securities in accordance with a duly executed contract between the Company and the underwriters, (c) the execution of the Indenture by the Company and the trustee under the Indenture, acting by their proper officers, and the delivery thereof, (d) the execution of the Debt Securities by the proper officers of the Company and authentication thereof in accordance with the provisions of the Indenture and (e) the delivery of the Debt Securities and full payment therefor in accordance with such authorizations of the Board of Directors of the Company, or a duly authorized committee thereof, the Debt Securities will be duly authorized and issued, will constitute the legal, valid and binding obligations of the Company and will be entitled to the benefits provided by the Indenture.

                  The opinions expressed herein are limited to matters governed by the laws of the States of Missouri and Illinois and I express no opinion as to the law of any other jurisdiction. In


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rendering the opinion set forth in paragraphs (4) and (5), I have relied,  as to matters governed by the laws of the State of New York, on the opinion of Winthrop, Stimson, Putnam & Roberts of even date herewith. The opinions expressed is paragraphs (2), (3), (4) and (5) are subject to bankruptcy, insolvency , fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  I hereby consent to the use of a copy of this opinion as an exhibit to the Registration Statement and to the making of the statements with respect to me under the headings "Description of New Bonds", "Experts" and "Legal Opinions" in the Prospectus constituting a part of the Registration Statement.

                                       Yours truly,

                                       /s/ William E. Jaudes


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